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                                                                     Exhibit 8.2


                              SEWARD & KISSEL LLP
                             ONE BATTERY PARK PLAZA
                            NEW YORK, NEW YORK 10004

WRITER'S DIRECT DIAL     TELEPHONE: (212) 574-1290        1200 G STREET, N.W.
                         FACSIMILE: (212) 480-8421      WASHINGTON, D.C. 20005
                              WWW.SEWKIE.COM           TELEPHONE: (202) 737-8833
                                                       FACSIMILE: (202) 737-5184




                                                               February 11, 2003

Teekay Shipping Corporation
TK House, Bayside Executive Park
West Bay and Blake Road
P.O. Box AP-59213
Nassau, Commonwealth of the Bahamas


                     Re: Registration on Form F-3 of 5,000,000
                         PEPS Units of Teekay Shipping Corporation

Ladies and Gentlemen:

     In connection with the Registration Statement on Form F-3, as amended, filed by Teekay Shipping Corporation (the "Company"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the rules and regulations thereunder, and prepared in connection with the offer by the Company of 5,000,000 PEPS Units of the Company (or up to 5,750,000 PEPS Units if the underwriters exercise their overallotment option in full) (the "Registration Statement"), we have been requested to render our opinion as to the matters hereinafter set forth.

     In formulating our opinion as to the United States tax matters described below, we have examined such documents as we have deemed appropriate, including the Registration Statement and that certain Prospectus Supplement dated February 11, 2003 (the "Prospectus Supplement") that forms a part thereof. We also have obtained such additional information as we have deemed relevant and necessary from representatives of the Company.

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February   , 2003
Page 2




     Based on the facts as set forth in the Prospectus Supplement and, in particular, on the representations, covenants, assumptions, conditions and qualifications described in the Prospectus Supplement under the captions "Taxation of Teekay -- United States Taxation", "Taxation of Our Shipping
Income: In General", "Application of Code Section 883", "Taxation in Absence of Internal Revenue Code Section 883 Exemption", we hereby confirm that the statements contained in the Prospectus Supplement under the captions "Taxation of Teekay -- United States Taxation", "Taxation of Our Shipping Income: In General", "Application of Code Section 883", "Taxation in Absence of Internal Revenue Code Section 883 Exemption" fairly summarize the legal matters referred to therein and fairly present the information called for with respect to such legal matters.

     We hereby consent to the use of our name in the Registration Statement and in the Prospectus Supplement as the same appears under the captions "Taxation of Teekay -- United States Taxation", "Taxation of Our Shipping Income: In General", "Application of Code Section 883", "Taxation in Absence of Internal Revenue Code Section 883 Exemption" and "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement.

     Our opinions and the tax discussion as set forth in the Prospectus under the caption "Taxation of Teekay -- United States Taxation", "Taxation of Our Shipping Income: In General", "Application of Code Section 883", "Taxation in Absence of Internal Revenue Code Section 883 Exemption" are based on the Internal Revenue Code of 1986, as amended, existing and proposed Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service which may be cited or used as precedents, and the published opinions of the United States Tax Court and other United States Federal Courts, each as they exist as of the date hereof, and any of which may be changed at any time with retroactive effect. No opinion is expressed on any matters other than those specifically referred to above by reference to the Prospectus Supplement.

                                            Very truly yours,

                                            /s/ Seward & Kissel LLP